SUB-ITEM 77C:
Matters submitted to a vote of security
holders (Proxy)

Rydex Funds

Proxy Results
Shareholders of Rydex ETF Trust voted on the following proposal at a meeting of shareholders held on October 4, 2007. The description of the proposal and number of shares voted are as follows:

1. To approve an Investment Management Advisory Agreement between Rydex ETF Trust and PADCO Advisors Inc.

Rydex S&P Equal Weight ETF
Shares Voted For                  22,884,011
Shares Voted Against                 830,016
Shares Voted Abstain               1,303,699

Rydex Russell Top 50 ETF
Shares Voted For                   2,834,801
Shares Voted Against                  21,584
Shares Voted Abstain                  30,222

Rydex S&P 500 Pure Value ETF
Shares Voted For                     651,883
Shares Voted Against                  15,376
Shares Voted Abstain                  14,933

Rydex S&P 500 Pure Growth ETF
Shares Voted For                     772,840
Shares Voted Against                     300
Shares Voted Abstain                   4,564

Rydex S&P MidCap 400 Pure Value ETF
Shares Voted For                     262,397
Shares Voted Against                   1,083
Shares Voted Abstain                  81,321

Rydex S&P MidCap 400 Pure Growth ETF
Shares Voted For                     111,411
Shares Voted Against
Shares Voted Abstain                  49,439

Rydex S&P SmallCap 600 Pure Value ETF
Shares Voted For                     340,514
Shares Voted Against                  32,601
Shares Voted Abstain                   4,928

Rydex S&P SmallCap 600 Pure Growth ETF
Shares Voted For                     167,819
Shares Voted Against                      37
Shares Voted Abstain                   2,349

Rydex S&P Equal Weight Consumer Discretionary ETF
Shares Voted For                     927,061
Shares Voted Against                     654
Shares Voted Abstain                   1,435

Rydex S&P Equal Weight Consumer Staples ETF
Shares Voted For                     138,151
Shares Voted Against                     135
Shares Voted Abstain

Rydex S&P Equal Weight Energy ETF
Shares Voted For                      90,565
Shares Voted Against                     495
Shares Voted Abstain                     615

Rydex S&P Equal Weight Financials ETF
Shares Voted For                      79,217
Shares Voted Against                     565
Shares Voted Abstain

Rydex S&P Equal Weight Health Care ETF
Shares Voted For                     370,751
Shares Voted Against                     250
Shares Voted Abstain                     300

Rydex S&P Equal Weight Industrials ETF
Shares Voted For                      98,069
Shares Voted Against                     534
Shares Voted Abstain                      89

Rydex S&P Equal Weight Materials ETF
Shares Voted For                      68,217
Shares Voted Against                     306
Shares Voted Abstain                     535

Rydex S&P Equal Weight Technology ETF
Shares Voted For                     188,409
Shares Voted Against                     466
Shares Voted Abstain                      98

Rydex S&P Equal Weight Utilities ETF
Shares Voted For                      79,362
Shares Voted Against                     230
Shares Voted Abstain